UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 18, 2005
PHARMA SERVICES INTERMEDIATE HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-123250 (Commission File Number)	73-1678018 (I.R.S. Employer Identification Number)
4709 Creekstone Drive, Suite 200, Durham, North Carolina 27703-8411
(Address of principal executive offices)
(919) 998-2000
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
     On October 18, 2005, Quintiles Transnational Corp. (“Quintiles”), Duloxetine Royalty Sub, an indirect wholly-owned subsidiary of Quintiles with limited liability under the laws of the Cayman Islands (“Royalty Sub”), and Duloxetine Holdco Royalty Sub, a direct wholly-owned subsidiary of Quintiles with limited liability under the laws of the Cayman Islands and the direct parent of Royalty Sub (“Holdco”), closed a financing transaction involving the monetization of Quintiles’ right to receive royalties and certain other payments (the “Royalty Rights”) under its Duloxetine-Depression U.S. Co-Promotion Agreement with Eli Lilly and Company (“Lilly”), as amended, relating to the promotion of Cymbalta in the United States for depression and other neuroscience related indications (the “Co-Promotion Agreement”). Quintiles is a majority-owned subsidiary of Pharma Services Intermediate Holding Corp. (the “Company”).
     Royalty Sub purchased the Royalty Rights from Holdco, which purchased the Royalty Rights from Quintiles on October 18, 2005, in exchange for approximately $240 million in cash and a deemed capital contribution. In connection with financing the cash portion of the purchase price, Royalty Sub entered into:
     (1) a Credit Agreement, dated October 18, 2005 (the “Credit Agreement”), among Royalty Sub, Holdco and Morgan Stanley Senior Funding, Inc., as administrative agent for the lenders to become party thereto (the “Administrative Agent”), under which Royalty Sub borrowed $125 million in term loans (the “Loans”);
     (2) an Indenture, dated October 18, 2005 (the “Indenture”), between Royalty Sub and U.S. Bank National Association, as Trustee (the “Trustee”), under which Royalty Sub issued $125 million aggregate principal amount of its Duloxetine PhaRMASM Second Lien 13% Notes due 2013 (the “Notes”) to certain institutional investors in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended; and
     (3) an Intercreditor Agreement, dated October, 18, 2005, among Royalty Sub, Holdco, the Trustee and the Administrative Agent (the “Intercreditor Agreement”).
     Quintiles used a portion of the cash proceeds from the sale of the Royalty Rights to repay in full its $154 million of outstanding term loans and related obligations and terminate all of its commitments and rights, including those relating to revolving credit, under its existing senior secured credit facility. Quintiles intends to use the remaining cash proceeds for any other purpose permitted under its other debt arrangements and for general corporate purposes.
The Credit Agreement
     Royalty Sub borrowed the Loans pursuant to the Credit Agreement. Interest on the Loans will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 each year, beginning on January 15, 2006.
     Loans may be maintained from time to time as (i) Loans which bear interest at the Applicable Margin (as defined below) in excess of the Base Rate (as defined below) (“Base Rate

Loans”) in effect from time to time or (ii) Loans which bear interest at the Applicable Margin in excess of the three-month eurodollar rate (adjusted for reserves) (“LIBO Rate Loans”) for such interest period. “Base Rate” means the higher of (x) 1/2 of 1% in excess of the federal funds rate and (y) the rate published in the “Money Rates” section of The Wall Street Journal as being the “Prime Rate” (or, if more than one rate is published as the “Prime Rate,” then the highest of such rates), as in effect from time to time. The “Applicable Margin” means at any time 4.50% in the case of Loans maintained as LIBO Rate Loans and 3.50% in the case of Loans maintained as Base Rate Loans. During the continuance of any event of default under the Credit Agreement, the Applicable Margin on all obligations under the documents relating to the Loans shall increase by 2.0% per annum. Interest is due and payable on each payment date, but the failure to make an interest payment will not be an event of default under the Credit Agreement unless such interest, together with interest on such overdue interest, remains unpaid on the next succeeding payment date.
     The royalties and other payments Royalty Sub receives from Lilly pursuant to the Royalty Rights (the “Royalty Payments”) are the sole source of payment for the Loans. If the amount held on account by the Administrative Agent on any payment date is insufficient to pay all of the interest due on a payment date, the shortfall in interest will accrue interest at the interest rate applicable to the Loans compounded quarterly, until paid. If such shortfall (and interest thereon) is not paid in full by the succeeding payment date, an event of default under the Credit Agreement will occur. If all then outstanding interest on the Loans is paid on any payment date, then any amount held on account by the Administrative Agent, if any, in excess of certain fees and expenses and payment of interest on the Notes will be applied on such payment date to the payment of principal of the Loans until repayment of the Loans and other related obligations due at such time. No amount paid or prepaid with respect to the Loans may be reborrowed.
     The Loans will be subject to mandatory repayment, as a whole but not in part, together with accrued and unpaid interest to the repayment date, on the first payment date after the occurrence of certain change of control events described in the Credit Agreement. The Loans also will be subject to voluntary prepayment, at the option of Royalty Sub on any payment date, in whole or in part, upon payment of the Loans to be prepaid together with accrued and unpaid interest to the prepayment date. Any mandatory or voluntary repayment of the Loans will be made at par.
     The Credit Agreement includes several provisions regarding representations and warranties of Royalty Sub, affirmative and negative covenants of Royalty Sub, events of default and remedies, provisions relating to the Administrative Agent and other matters addressed in similar credit facilities. Although entitled to exercise other available remedies upon the occurrence and continuation of an event of default, neither the lenders nor the Administrative Agent will have the right to accelerate the outstanding principal amount of the Loans. The Credit Agreement also includes certain limited representations of Quintiles, including with respect to the transfer of the Royalty Rights to Royalty Sub in connection with the financing transaction.
     The repayment of the Loans is a direct, recourse obligation solely of Royalty Sub and does not represent an obligation of the Company, Quintiles, Holdco or any third party. To secure repayment of the Loans, Royalty Sub granted a continuing security interest in substantially all of its property and rights, including rights arising out of the purchase of the Royalty Rights, to the

Administrative Agent for the benefit of the lenders. In addition, Holdco pledged its equity interest in Royalty Sub. If Quintiles breaches its covenants under the agreement transferring the Royalty Rights to Royalty Sub or in limited circumstances involving a change of control of Quintiles, Quintiles may be required to make payments equal to the outstanding principal and interest on the Loans or to reimburse Royalty Sub for other losses.
     The foregoing summary of the Credit Agreement does not purport to be complete and is qualified by reference to the entire Credit Agreement filed as an exhibit to this Form 8-K.
The Indenture
     The Indenture provides for the issuance of $125 million of Notes. The Notes have a legal maturity date of October 15, 2013, unless redeemed earlier upon certain changes of control or at the option of Royalty Sub. Interest on the Notes accrues daily at a 13% annual rate and is payable quarterly in arrears on January 15, April 15, July 15 and October 15 each year, beginning on January 15, 2006. The Royalty Payments are the sole source of payment for the Notes.
     No principal payments will be made on the Notes until the Loans are repaid and the other obligations under the Credit Agreement are satisfied. At that time, the amount of the Royalty Payments received, after interest and expenses, will be used to repay the principal of the Notes until the remaining outstanding balance equals the scheduled remaining balance specified in the Indenture for that payment date. To the extent those amounts exceed the scheduled remaining balance, then so long as the applicable interest coverage ratio has been satisfied for the three most recent payment dates, as well as the current payment date, the excess funds will be released to Royalty Sub. In general, Royalty Sub will be permitted to pay such excess funds as a dividend to Holdco for Holdco’s payment of a further dividend of such excess funds to Quintiles. To the extent that the applicable interest coverage ratio is not met, then the funds shall be transferred to a holding account and will not be available to Royalty Sub.
     Notwithstanding the above (and so long as the Loans have been repaid and the other obligations under the Credit Agreement have been satisfied), any funds available on a payment date in excess of those required to make the interest payments on the Notes will be applied to repay the principal of the Notes until the Notes have been paid in full under the following circumstances: (1) an event of default occurs and is continuing under the Indenture, (2) Lilly has not received an extension on its patent relating to Cymbalta by June 15, 2008, (3) the holders of at least 25% of the outstanding principal balance of the Notes have notified the Trustee that a material adverse development (as defined in the Indenture) has occurred and the Trustee has not received notice that such event has ended or is no longer applicable or (4) prior to the repayment in full of the Loans, the Administrative Agent or any Lender disposed of any part of the collateral or pledged collateral following an event of default under the Credit Agreement without an event of default having occurred under the Indenture.
     The payment of the Notes is a direct recourse obligation of Royalty Sub and does not represent an obligation of the Company, Quintiles, Holdco or any third party, except for Holdco’s pledge described below. The Notes are secured by a pledge by Royalty Sub of the

Royalty Rights and substantially all its property and rights, including rights arising out of the purchase of the Royalty Rights, and by a pledge by Holdco of its equity ownership interests in Royalty Sub. If Quintiles breaches its covenants under the agreement transferring the Royalty Rights to Royalty Sub or in limited circumstances involving a change of control of Quintiles, Quintiles may be required to make payments equal to the outstanding principal and interest on the Notes or to reimburse Royalty Sub for other losses.
     The Notes are subject to mandatory redemption as a whole, but not in part, under the change of control circumstances referenced above, but only after the Loans have been repaid in full. For redemptions prior to April 15, 2008, the redemption price will be equal to the greater of (1) the outstanding principal balance of the Notes being redeemed and (2) the present value of the scheduled principal payment amounts and interest on the outstanding principal balance of the Notes through January 15, 2011, discounted at the rate of U.S. Treasury obligations of comparable maturity plus 1.0%, together with accrued and unpaid interest to the redemption date. For redemptions after April 15, 2008, the redemption price will be equal to the percentage of the outstanding principal balance of the Notes specified below for the period in which the redemption occurs, plus accrued and unpaid interest to the redemption date:

Payment Dates Between
Indicated Dates	Redemption Percentages
From July 15, 2008 to and including April 15, 2009	106.50%
From July 15, 2009 to and including April 15, 2010	103.25%
From July 15, 2010 and thereafter	100.00%
     The Notes are redeemable in certain other limited circumstances at the option of Royalty Sub on any payment date after the repayment in full of the Loans. The optional redemption price under those circumstances is par, plus accrued and unpaid interest to the redemption.
     The Indenture provides that the Notes will be issued in book-entry form through The Depository Trust Company, and includes several provisions regarding representations and warranties of Royalty Sub, affirmative and negative covenants of Royalty Sub, events of default and remedies, and provisions regarding the duties of the Trustee, indemnification of the Trustee, and other matters typically addressed in similar indentures. Although entitled to exercise other available remedies upon the occurrence and continuation of an event of default, neither the holders of the Notes nor the Trustee will have the right to accelerate the outstanding principal amount of the Notes.
     The foregoing summary of the Indenture does not purport to be complete and is qualified by reference to the entire Indenture filed as an exhibit to this Form 8-K.
The Intercreditor Agreement
     The Intercreditor Agreement governs the ranking and priority of rights among the lenders and the holders of the Notes. The Intercreditor Agreement provides that the security interests granted by Royalty Sub and Holdco pursuant to the Credit Agreement (and related documents) to secure the Loans are senior to the security interests granted by Royalty Sub and Holdco pursuant to the Indenture (and related documents) to secure the Notes. For so long as the Loans are outstanding, the holders of the Notes cannot exercise any rights with respect to the collateral securing both the Loans and the Notes, subject to limited exceptions in the event of a default under the Indenture that is continuing.
     The Intercreditor Agreement also governs the establishment of accounts required under the Credit Agreement and the Indenture, including the collection account into which the Royalty Sub Payments and other amounts received by Royalty Sub are deposited. The Collection Agent, as agent for the Administrative Agent and the Trustee under the Intercreditor Agreement, will have control over these accounts for purposes of directing funds for payment on the Loans and the Notes, as well as payment of fees and expenses, in accordance with the Intercreditor Agreement. On each payment date, the Collection Agent will disburse from available funds the amounts required to be paid for expenses and payments to lenders and holders of the Notes in accordance with the priority of payments set forth in the Intercreditor Agreement.
     The foregoing summary of the Intercreditor Agreement does not purport to be complete and is qualified by reference to the entire Intercreditor Agreement filed as an exhibit to this Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(c)      Exhibits

Exhibit No.	Description of Exhibit

4.01	Indenture, dated as of October 18, 2005, by and between Duloxetine Royalty Sub and U.S. Bank National Association, including the form of Duloxetine PhaRMASM Second Lien 13% Notes due 2013 attached as Exhibit A thereto (incorporated herein by reference to Exhibit 4.01 of the Current Report on Form 8-K of Quintiles Transnational Corp. dated October 18, 2005, as filed with the Securities and Exchange Commission on October 20, 2005)

10.01	Credit Agreement, dated as of October 18, 2005, by and among Duloxetine Royalty Sub, Duloxetine Holdco Royalty Sub, Various Financial Institutions and Other Persons From Time to Time Parties thereto and Morgan Stanley Senior Funding, Inc. (incorporated herein by reference to Exhibit 10.01 of the Current

Report on Form 8-K of Quintiles Transnational Corp. dated October 18, 2005, as filed with the Securities and Exchange Commission on October 20, 2005)

10.02	Intercreditor Agreement, dated as of October 18, 2005, by and among Duloxetine Royalty Sub, Duloxetine Holdco Royalty Sub, U.S. Bank National Association and Morgan Stanley Senior Funding, Inc. (incorporated herein by reference to Exhibit 10.02 of the Current Report on Form 8-K of Quintiles Transnational Corp. dated October 18, 2005, as filed with the Securities and Exchange Commission on October 20, 2005)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMA SERVICES INTERMEDIATE HOLDING CORP.
By:	/s/ John S. Russell
John S. Russell
Vice President

Dated: October 21, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.01	Indenture, dated as of October 18, 2005, by and between Duloxetine Royalty Sub and U.S. Bank National Association, including the form of Duloxetine PhaRMASM Second Lien 13% Notes due 2013 attached as Exhibit A thereto (incorporated herein by reference to Exhibit 4.01 of the Current Report on Form 8-K of Quintiles Transnational Corp. dated October 18, 2005, as filed with the Securities and Exchange Commission on October 20, 2005)

10.01	Credit Agreement, dated as of October 18, 2005, by and among Duloxetine Royalty Sub, Duloxetine Holdco Royalty Sub, Various Financial Institutions and Other Persons From Time to Time Parties thereto and Morgan Stanley Senior Funding, Inc. (incorporated herein by reference to Exhibit 10.01 of the Current Report on Form 8-K of Quintiles Transnational Corp. dated October 18, 2005, as filed with the Securities and Exchange Commission on October 20, 2005)

10.02	Intercreditor Agreement, dated as of October 18, 2005, by and among Duloxetine Royalty Sub, Duloxetine Holdco Royalty Sub, U.S. Bank National Association and Morgan Stanley Senior Funding, Inc. (incorporated herein by reference to Exhibit 10.02 of the Current Report on Form 8-K of Quintiles Transnational Corp. dated October 18, 2005, as filed with the Securities and Exchange Commission on October 20, 2005)